SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 25, 1998


                           OPHTHALMIC IMAGING SYSTEMS
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           CALIFORNIA                   1-11140                  94-3035367
  ----------------------------    ------------------------     --------------
  (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
         Incorporation)                                        Identification
                                                                   Number)


221 LATHROP WAY, SUITE I, SACRAMENTO, CALIFORNIA                 95815
------------------------------------------------               ---------
 (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: (916) 646-2020

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         Ophthalmic Imaging Systems, a California corporation (the "Company"), and Premier Laser Systems, Inc., a California corporation ("Premier"), entered into a Stock Purchase Agreement dated February 25, 1998 (the "Stock Purchase Agreement"), pursuant to which, among other things, (i) Premier agreed to commence a tender offer (the "Tender Offer") to acquire any and all shares of the Company's common stock not held by Premier or its affiliates in exchange for a combination of cash and Premier securities and (ii) Ophthalmic agreed to recommend that shareholders tender their shares of Ophthalmic common stock in the Tender Offer and not to solicit any competing acquisition proposals. As a condition to the Stock Purchase Agreement, the Company agreed to amend its Rights Agreement ("Rights Agreement") dated as of December 31, 1997, by and between the Company and American Securities Transfer, Inc., as rights agent, to permit Premier to acquire up to 51.3% of the Company's outstanding common stock in private purchase acquisitions to be made simultaneously with the execution of the Stock Purchase Agreement. See Item 5 of this Form 8-K. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference thereto. On February 26, 1998, the parties issued a joint press release announcing the execution of the Stock Purchase Agreement with Premier. A copy is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

         Under the terms of the Stock Purchase Agreement, pursuant to the Tender Offer each of the Company's shareholders will receive, in exchange for each share of the Company's common stock: (i) $1.75 per share in cash, (ii) $0.25 in value (measured by a formula in the Stock Purchase Agreement) of the Premier common stock, and (iii) one Class C Warrant and one Class D Warrant (collectively, the "Warrants"). Each Warrant will be exercisable for fractional shares of Premier common stock having a value of (at the measurement dates) of $0.25, but the exercisability of such Warrants will be conditional upon the achievement of certain sales targets for the Company's products. No fractional shares of Premier common stock will be issued pursuant to the Tender Offer, and the Company's shareholders who otherwise would be entitled to receive a fractional share of Premier common stock will receive a cash payment in lieu thereof. It is anticipated that following consummation of the Tender Offer, Premier will engage in a merger transaction in which the remaining holders of the Company's common stock will receive an economic benefit similar to that being paid in the Tender Offer. The Company has been advised that the cash portion of the Private Acquisitions (as defined below), the Warrant exercise, and the proposed Tender Offer (and any proposed merger), and the fees and costs incurred or to be incurred in connection therewith, have been and will be paid from existing cash and other working capital of Premier and that no outside sources of funds or borrowings will be used.

         The Tender Offer will be extended to any shares of the Company's common stock which are unconditionally issued or allotted upon the exercise of vested options granted under the Company's stock option plans or otherwise until the expiration date of the Tender Offer. In addition, option holders under the Company's stock option plans will be offered an opportunity to cancel any unexercised options in return for the grant of comparable Premier options (after giving effect to an exchange ratio based on a value of $2.18 per share of the Company's common stock) to purchase Premier common stock. The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to
Exhibit 2.1 hereto.

         Simultaneously with execution of the Stock Purchase Agreement, Premier entered into individual purchase agreements ("Purchase Agreement" or "Purchase Agreements") with Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D. (collectively, the "Blumenkranzes"), Stanley Chang, M.D. ("Chang"), and JB Oxford & Company ("JBO") providing for these parties to sell to Premier 421,052, 50,000 and 259,308 shares, respectively, of the Company's common stock.

                                   Page 2 of 6

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Additionally, JBO sold to Premier, pursuant to the terms of the JBO Purchase
Agreement, warrants (the "JBO Warrants") to purchase 250,000 shares of the Company's common stock. Premier exercised the JBO Warrants on February 26, 1998 (the purchases made pursuant to the Purchase Agreements are referred to collectively as the "Private Acquisitions").

         The purchase of the Company's shares pursuant to the Private Acquisitions and the exercise of the JBO Warrants have increased Premier's beneficial ownership of the Company common stock to an aggregate 2,131,758 shares, or approximately 51.3% of the outstanding shares of the Company's common stock. The total consideration paid by Premier for the Company's common stock pursuant to the Private Acquisitions was approximately $2,137,184.80, or $2.18 per share, which consideration was paid for in a combination of cash and Premier securities in approximately the same relative amounts as to be paid to the Company's stockholders under the terms of the Stock Purchase Agreement. The Purchase Agreement with the Blumenkranzes (Mark Blumenkranz being an OIS director) provides for the rescission of the sale if Premier fails to make, or withdraws, abandons, or terminates the Tender Offer without purchasing all shares validly tendered and not withdrawn.

         In order to permit the Private Acquisitions and the offer contemplated by the Stock Purchase Agreement, the Board of Directors of the Company, after considering the terms of the Stock Purchase Agreement and an opinion rendered by the Company's independent financial advisors as to the fairness of Premier's offer to the shareholders of the Company, amended the Company's Rights Agreement. See Item 5 of this Form 8-K.

         On February 27, 1998, the Company and Premier issued a joint press release which clarified that Premier will not commence the Tender Offer within 5 business days of the execution of the Stock Purchase Agreement as previously reported in the February 26, 1998 joint press release, but instead will commence the Tender Offer upon the effectiveness of the registration statement to be filed with the Securities and Exchange Commission in connection with the Tender Offer. A copy of the joint press release is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference thereto.

ITEM 5.  OTHER EVENTS.

         In connection with the negotiations leading to the execution of the Stock Purchase Agreement, on February 12, 1998 Premier entered into a confidentiality agreement with the Company ("Company Confidentiality Agreement") wherein, Premier agreed to keep confidential certain information furnished to Premier by the Company for use in evaluating a potential transaction between the parties. In addition, in an effort to provide the parties an opportunity to negotiate a mutually agreeable transaction, Premier also entered into a Standstill Agreement dated February 12, 1998 with the Company ("Standstill Agreement") pursuant to which, among other things, until March 6, 1998, Premier agreed not to engage in certain acts which could lead to an acquisition of the Company on a non-friendly basis without the prior approval of the Company's Board of Directors. On February 20, 1998, the Company entered into a confidentiality agreement with Premier (the "Premier Confidentiality Agreement") to keep confidential certain information furnished to the Company by Premier for purposes of evaluating a potential transaction between the parties. A copy of the Company Confidentiality Agreement, the Standstill Agreement, and the Premier Confidentiality Agreement are attached hereto as Exhibits 99.3, 99.4, and 99.5, respectively, and are incorporated herein by reference thereto. The foregoing summary of the Company Confidentiality Agreement, the Standstill Agreement, and the Premier Confidentiality Agreement is qualified in its entirety by reference to Exhibits 99.3, 99.4, and 99.5 hereto.

                                   Page 3 of 6

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         Concurrently with the execution of the Stock Purchase Agreement, the
Company amended the Rights Agreement (the "Amendment") to permit Premier's acquisition of up to 51.3% of the Company common stock without triggering the provisions of the Rights Agreement which give rise to the occurrence of a "Distribution Date" (as defined in the Rights Agreement). Pursuant to the terms of the Amendment, the definition of an "Acquiring Person" was revised to provide that Premier will not be deemed an "Acquiring Person" unless:

         (i) Premier becomes the beneficial owner of an additional 1% or more of the shares of common stock of the Company then-outstanding than Premier beneficially owned at the close of business of February 25, 1998 (the "Effective Date");

         (ii) Premier reduces its ownership of the Company's common stock and thereafter becomes the beneficial owner of any additional shares of common stock of the Company; or

         (iii) Premier becomes the beneficial owner of an additional 1% or more of the shares of common stock of the Company then-outstanding than Premier beneficially owned at the close of business on the Effective Date by reason of share purchases by the Company and becomes, after such share purchases by the Company, the beneficial owner of any additional shares of the Company's common stock.

         The foregoing summary of the Amendment is qualified in its entirety by reference to Exhibit 4.1 hereto, which exhibit is hereby incorporated herein by reference thereto.

         On March 3, 1998, the Company was advised by the Boston Stock Exchange that it had decided to suspend the trading of, and will seek delisting of, the Company's common stock. On March 5, 1998, representatives of the Company and Premier attended a Nasdaq qualifications hearing concerning the continued listing and trading of the Company's common stock on the Nasdaq Small Cap Market. Nasdaq has indicated that it intends to delist the Company's common stock. The Company has requested Nasdaq to permit its common stock to remain listed until the expiration of the Tender Offer. A decision is expected during the week of March 9, 1998. A copy of the press release issued by the Company announcing the determination of the Boston Stock Exchange and the pending decision of Nasdaq has been filed as Exhibit 99.6 hereto and is incorporated herein by reference thereto.

ITEM 7.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   2.1  -      Stock Purchase Agreement, dated February 25, 1998 by and between the Company and Premier.

   4.1  -      Amendment to Rights Agreement, dated as of February 25, 1998, between Ophthalmic Imaging Systems and American Securities
               Transfer, Inc.

  99.1  -      Joint Press Release dated February 26, 1998 regarding the Stock
               Purchase Agreement.

  99.2  -      Joint Press Release dated February 27, 1998 regarding
               clarification with respect to commencement of tender offer.

  99.3  -      Confidentiality Agreement dated February 12, 1998 of Premier furnished to the Company.

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  99.4  -      Standstill Agreement dated February 12, 1998, by and between the
               Company and Premier.

  99.5  -      Confidentiality Agreement dated February 20, 1998 of the Company furnished to Premier.

  99.6  -      Press Release dated March 6, 1998 relating to the suspension of trading of the Company's common stock on the Boston Stock
               Exchange and the Nasdaq qualifications hearing.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OPHTHALMIC IMAGING SYSTEMS

March 9, 1998                          By: /s/ STEVEN R. VERDOONER
                                           ----------------------------
                                               Steven R. Verdooner
                                               CHIEF EXECUTIVE OFFICER
                                                    AND SECRETARY

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                                  EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION
-----------          -----------

   2.1  -      Stock Purchase Agreement, dated February 25, 1998 by and between the Company and Premier.

   4.1  -      Amendment to Rights Agreement, dated as of February 25, 1998, between Ophthalmic Imaging Systems and American Securities
               Transfer, Inc.

  99.1  -      Joint Press Release dated February 26, 1998 regarding the Stock
               Purchase Agreement.

  99.2  -      Joint Press Release dated February 27, 1998 regarding
               clarification with respect to commencement of tender offer.

  99.3  -      Confidentiality Agreement dated February 12, 1998 of Premier furnished to the Company.

  99.4  -      Standstill Agreement dated February 12, 1998, by and between the
               Company and Premier.

  99.5  -      Confidentiality Agreement dated February 20, 1998 of the Company furnished to Premier.

  99.6  -      Press Release dated March 6, 1998 relating to the suspension of trading of the Company's common stock on the Boston Stock
               Exchange and the Nasdaq qualifications hearing.